                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              ANDOVER BANCORP, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
    (1) Amount previously paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule of Registration Statement no.:

--------------------------------------------------------------------------------
    (3) Filing Party:

--------------------------------------------------------------------------------
    (4) Date Filed:

--------------------------------------------------------------------------------

ANDOVER BANCORP, INC.



61 MAIN STREET
ANDOVER, MASSACHUSETTS 01810
(978) 749-2000

                                                              March 19, 2001

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Andover Bancorp, Inc. ("Andover" or the "Company") to be held on Thursday, April 26, 2001, at 10:00 a.m., at the Andover Town House, 20 Main Street, Andover, Massachusetts. Parking for the Annual Meeting is available in Andover's parking lot which is located across the street from the Andover Town House.

     The Annual Meeting has been called for the purpose of electing three Class II Directors for a three-year term; approving the Andover Bancorp, Inc. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan"); ratifying the appointment of KPMG LLP as Andover's independent auditors for 2001; and considering and voting upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors of Andover (the "Andover Board") has fixed the close of business on March 1, 2001, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

     The Andover Board recommends that shareholders vote FOR the election of its three nominees as Class II Directors, FOR the approval of the 2001 Stock Incentive Plan and FOR the ratification of the appointment of KPMG LLP as Andover's independent auditors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU CAN ALSO VOTE OVER THE INTERNET OR BY TELEPHONE USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED OVER THE INTERNET OR BY TELEPHONE.

                                      Very truly yours,


                                      /s/ Gerald T. Mulligan
                                      ---------------------------------
                                      Gerald T. Mulligan
                                      President and
                                      Chief Executive Officer

                              ANDOVER BANCORP, INC.
                                 61 MAIN STREET
                                ANDOVER, MA 01810
                            TELEPHONE: (978) 749-2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Andover Bancorp, Inc., a Delaware corporation ("Andover" or the "Company"), will be held at the Andover Town House, 20 Main Street, Andover, Massachusetts at 10:00 a.m. on Thursday, April 26, 2001 (together with all adjournments and postponements thereof, the "Annual Meeting"), for the following purposes:

     1. To elect three Class II Directors, each for a three-year term, to serve until the 2004 annual meeting of shareholders and until his or her successor is duly elected and qualified;

     2. To approve the Andover Bancorp, Inc. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan");

     3. To ratify the appointment of KPMG LLP as Andover's independent auditors for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors of Andover (the "Andover Board") has fixed the close of business on March 1, 2001, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of shares of common stock, par value $0.10 per share, of Andover at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     A list of the shareholders entitled to vote at the Annual Meeting shall be available at 61 Main Street, Andover, Massachusetts, during ordinary business hours for a period of 10 days prior to the Annual Meeting for examination by any shareholder, for any purpose germane to the Annual Meeting.

                                  By order of the Board of Directors

                                  /s/ Cynthia J. Milne
                                  ----------------------------------
                                  Cynthia J. Milne
                                  Secretary

Andover, Massachusetts
March 19, 2001

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING EVEN IF YOU HAVE PREVIOUSLY EXECUTED YOUR PROXY.

                              ANDOVER BANCORP, INC.
                                 61 MAIN STREET
                                ANDOVER, MA 01810
                            TELEPHONE: (978) 749-2000

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 26, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Andover Bancorp, Inc. ("Andover" or the "Company") for the Annual Meeting of Shareholders of Andover to be held at the Andover Town House, 20 Main Street, Andover, Massachusetts at 10:00 a.m. on Thursday, April 26, 2001, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 19, 2001.

     At the Annual Meeting, the shareholders of Andover will be asked to consider and vote upon the following matters:

     1. To elect three Class II Directors, each for a three-year term, to serve until the 2004 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

     2. To approve the Andover Bancorp, Inc. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan");

     3. To ratify the appointment of KPMG LLP as Andover's independent auditors for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors of Andover (the "Andover Board") has fixed the close of business on March 1, 2001, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 6,698,944 shares of Andover's common stock, par value $0.10 per share (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding on the Record Date will be entitled to one vote for each share of Common Stock held on each matter voted upon at the Annual Meeting. Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting.

     At least a majority of the total number of outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting, in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, (i) Directors will be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors, (ii) the 2001 Stock Incentive Plan will be approved by a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and (iii) the appointment of KPMG LLP as Andover's independent auditors for the fiscal year ending December 31, 2001, will be ratified by a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

     Andover intends to count (i) shares of Common Stock for which proxies or ballots have been received but with respect to which holders of shares have abstained on any matter and (ii) broker non-votes as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because such broker or other nominee does not have discretionary voting power as to the proposal and has not received voting instructions from the beneficial owner.

     With respect to the election of Directors, votes may only be cast in favor of or withheld from the nominee; there is no ability to abstain. Accordingly, all shares of Common Stock represented by proxy that withhold authority to vote for a particular nominee or nominees and all broker non-votes will have no effect on the results of the vote for the election of Directors. With respect to the proposals relating to the 2001 Stock Incentive Plan and the ratification of the Company's independent auditors, abstentions will have the same effect as votes against the proposals, while broker non-votes will have no effect on the results of the vote.

     Shareholders of Andover are requested to complete, date, sign and return the accompanying form of proxy in the enclosed envelope. Shareholders also have a choice of voting over the Internet or by using a toll-free telephone number. The telephone and Internet voting procedures are designed to authenticate the votes cast by use of a personal identification number. The procedure allows shareholders to appoint a proxy to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed are set forth in the enclosed proxy card. Shares represented by proxies will be voted as shareholders direct. Proxies that contain no directions to the contrary will be voted FOR the election of the three nominees of the Board of Directors to serve as Class II Directors of Andover, FOR approval of the 2001 Stock Incentive Plan and FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year. At the time of preparation of this Proxy Statement, the Board of Directors of Andover knew of no other matters to be presented for action at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the authority to vote the shares of Common Stock represented by such proxy card in their discretion on any such matter.

     Any properly completed proxy (including an Internet or telephone vote) may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by notifying the Secretary of Andover (61 Main Street, Andover, Massachusetts 01810) in writing prior to the Annual Meeting or orally at the Annual Meeting before the proxy is voted. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

     The cost of soliciting proxies will be borne by Andover. Solicitation of proxies will be made primarily by mail, although the Directors, officers and certain employees of Andover or Andover Bank, a wholly-owned subsidiary of Andover, may also solicit proxies personally or by telephone, telegraph or other means without special compensation for such activities. Andover will also request persons, banks, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials and obtain proxies from such beneficial owners. Andover will reimburse such holders for their reasonable expenses. Andover has also retained Georgeson Shareholder Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee estimated to be approximately $3,500, plus reimbursement of certain out-of-pocket expenses.

                          ANNUAL REPORT TO SHAREHOLDERS

     Andover's Annual Report for the fiscal year ended December 31, 2000 is enclosed. The Annual Report is not a part of the proxy soliciting materials.

                                   PROPOSAL 1
                         ELECTION OF CLASS II DIRECTORS

     The Andover Board is comprised of ten members divided into three classes, with the Directors in each class serving a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of shareholders for that year.

     At the Annual Meeting, three Class II Directors are to be elected for a three-year term to serve until the 2004 Annual Meeting of shareholders and until their successors are duly elected and qualified. The Andover Board has nominated Paul J. Donahue, Sr., Naomi A. Gardner and Irving E. Rogers, III to serve as Class II Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of Andover. Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the Nominees to the Andover Board. Certain information with respect to the Nominees is shown below under "Information Regarding Directors".

     The Andover Board anticipates that each of the Nominees will stand for election and will serve, if elected, as a Director. However, if any person nominated by the Andover Board fails to stand for election or is unable to accept election, proxies not marked to the contrary will be voted for the election of such other person or persons as the Andover Board may recommend.

VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a Nominee as a Director of the Company.

     THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES AS DIRECTORS OF THE COMPANY.

                         INFORMATION REGARDING DIRECTORS

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held 8 meetings during 2000. No incumbent Director attended fewer than 75% of the aggregate of the total number of meetings held by the Andover Board and the total number of meetings held by all committees of the Andover Board on which such Director served during the period of such Director's service. Andover has three standing committees: the Audit Committee, the Compensation and Option Committee and the Nominating Committee.

     The current members of the Audit Committee are Cornelius J. McCarthy (Chairman), John P. Bachini, Naomi A. Gardner, Paul J. Donahue, Sr. and Irving
E. Rogers, III. The Audit Committee, among other things, makes recommendations concerning the management of the independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of Andover's internal accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. The Audit Committee met four times in 2000.

     The current members of the Compensation and Option Committee, a joint committee of Andover and Andover Bank, are Thomas F. Caffrey (Chairman), Robert
J. Scribner, John E. Fenton, Jr. and Irving E. Rogers, III. The Compensation and Option Committee selects the officers and other employees to whom stock options and rights under Andover's Stock Incentive Plan are granted and determines compensation for the officers and other employees of Andover. The Compensation and Option Committee held two meetings in 2000.

     The current members of the Nominating Committee, a joint committee of Andover and Andover Bank, are Clifford E. Elias (Chairman), Naomi A. Gardner, Frank D. Goldstein and Fred P. Shaheen. The Nominating Committee considers and recommends nominees for election as officers and Directors of Andover. The Nominating Committee held one meeting in 2000. Andover's By-laws also permit shareholders who are eligible to vote at the Annual Meeting to make nominations for Directors, if such nominations are made pursuant to timely notice in writing to the Secretary of Andover. See "Shareholder Proposals" for a discussion of the procedural requirements for shareholder nominations.

COMPENSATION OF DIRECTORS

     The Directors of Andover are each also Directors of Andover Bank. The Directors of Andover currently receive a fee of $6,000 annually and $600 for each Board meeting they attend. The Directors of Andover Bank receive a fee of $6,000 annually, $1,200 for each regular monthly Board meeting and $600 for each special Board meeting they attend. Committee members of Andover and Andover Bank currently receive an additional fee of $3,000 annually and $600 for each Committee meeting they attend. The Committee Chairman receives an additional fee of $1,000 annually. Directors who are also salaried employees of Andover or Andover Bank do not receive any separate compensation for services as a Director of Andover or Andover Bank.

     Each member of the Board of Directors of the Company or any of its subsidiaries who is not an employee of the Company or any of its subsidiaries is eligible to participate in the Director's Deferred Compensation Plan whereby members can defer all or a portion of his or her Director's fees until the Director ceases to be a member of such Board of Directors for any reason whatsoever. Under the Director's Deferred Compensation Plan, each Director may choose either to receive interest credits to his account equivalent to the interest yield on Andover Bank's 36-month deposits or to direct the deemed investment of his deferred compensation account in stock units equivalent in value to Common Stock of the Company and receive distribution in shares of Common Stock of the Company.

     Set forth below is certain information regarding the Directors of the Company, including the three Class II Directors who have been nominated to the Board, based on information furnished by them to the Company.



                                                                               DIRECTOR/           DIRECTOR/
                                                                              OFFICER OF           OFFICER OF
NAME AND POSITION                                                            ANDOVER BANK           ANDOVER
  WITH ANDOVER                                                    AGE           SINCE                SINCE
-----------------                                                 ---        ------------          ----------
 (Nominees for Class II term to Expire in 2004)
Paul J. Donahue, Sr., Director.....................................65            1995                1999
Naomi A. Gardner, Director.........................................59            1983                1992
Irving E. Rogers, III, Director....................................40            1996                1999
 (Continuing Directors - Class III Term to Expire in 2002)
Clifford E. Elias, Director........................................70            1983                1987
Frank D. Goldstein, Director.......................................58            1983                1999
Gerald T. Mulligan.................................................55            1991                1991
  Director, President and Chief Executive Officer
Fred P. Shaheen, Director..........................................57            1983                1994
 (Continuing Directors - Class I Term to Expire in 2003)
John P. Bachini, Director..........................................55            2000                2000
Thomas F. Caffrey, Director........................................61            1983                1987
Cornelius J. McCarthy, Director....................................64            1983                1987

     The principal occupation and business experience during at least the last five years for each Continuing Director and Nominee follows:

     JOHN P. BACHINI is a partner in the accounting firm of Bachini Olbricht & Associates, PC in Salem, New Hampshire.

     THOMAS F. CAFFREY is an attorney in private practice in Lawrence, Massachusetts.

     PAUL J. DONAHUE, SR., is President of Weston Associates, Inc., Boston, MA.

     CLIFFORD E. ELIAS is Professor of Law at Suffolk University, Boston, Massachusetts and General Counsel of Holy Family Hospital, Methuen, Massachusetts.

     NAOMI A. GARDNER is the Director of Public Relations for Northeast Rehabilitation Hospital in Salem, New Hampshire.

     FRANK D. GOLDSTEIN is President of Pacific Packaging Products, Inc. in Wilmington, Massachusetts.

     CORNELIUS J. MCCARTHY is Chairman and CEO of C.J. McCarthy Insurance Agency, Inc., Wilmington, Massachusetts.

     GERALD T. MULLIGAN is President and Chief Executive Officer of Andover and Andover Bank.

     IRVING E. ROGERS, III, is Publisher of the Eagle-Tribune, Andover Townsman, Haverhill Gazette, and Derry, NH News, North Andover, MA.

     FRED P. SHAHEEN is the Treasurer of Shaheen Brothers, Inc., Amesbury, Massachusetts.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

         The names and ages of the four highest paid executive officers of the Company and the Chief Executive Officer (the "Named Executive Officers") and the principal occupation and business experience during the last five years for each are set forth below.

NAME                                     AGE                     POSITION
----                                     ---                     --------
Gerald T. Mulligan........................55         President and Chief Executive Officer

John R. Heerwagen.........................50         Senior Vice President

Michael J. Ecker..........................49         Senior Vice President

Raymond P. Smith..........................52         Senior Vice President

Joseph F. Casey...........................40         Chief Financial Officer and Treasurer

     GERALD T. MULLIGAN is President and Chief Executive Officer of Andover and Andover Bank, a position he has held since joining Andover and Andover Bank in 1991.

     JOHN R. HEERWAGEN is Senior Vice President - Retail Banking of Andover Bank, a position he has held since joining Andover Bank in September, 1991. He was elected Senior Vice President of Andover in December, 1993.

     MICHAEL J. ECKER is Senior Vice President - Construction Lending of Andover and Andover Bank, a position he has held since October, 1995. Mr. Ecker joined Andover Bank as Vice President - Special Assets Group in July, 1991, and was elected as a Senior Vice President of Andover Bank in 1992 and Senior Vice President of Andover in 1993.

     RAYMOND P. SMITH is Senior Vice President - Corporate Banking of Andover and Andover Bank, a position he has held since joining Andover Bank in June, 1995. Mr. Smith was elected President of Andover Bank NH in September, 1995, which was merged with and into Andover Bank in 1999.

     JOSEPH F. CASEY is Chief Financial Officer and Treasurer of Andover and Andover Bank, a position he has held since 1991. Mr. Casey is a certified public accountant.

OTHER EXECUTIVE OFFICERS

     The following sets forth certain information, as of February 1, 2001, with respect to the principal officers of Andover and Andover Bank, other than the Named Executive Officers.

     OCTAVIO C. BOLIVAR is Senior Vice President of Systems and Operations of Andover and Andover Bank, a position he has held since January, 1994. He is 57 years of age.

     BARBARA J. CONTI is Senior Vice President of Human Resources of Andover Bank, a position she has held since December, 1995. She joined Andover Bank as Vice President of Human Resources in April, 1994. Ms. Conti is 46 years of age.

     GERALD C. WOODWORTH, JR. is Senior Vice President of Loan Operations of Andover and Andover Bank. He joined Andover Bank as Vice President of Loan Operations in April, 1986, and was elected a Senior Vice President of Andover Bank and Andover in 1988 and 1993, respectively. Mr. Woodworth is 60 years of age.

     Pursuant to Andover's By-laws, each Andover officer, including each Named Executive Officer, holds office until the regular Annual Meeting of the Board of Directors following the next Annual Meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                             EXECUTIVE COMPENSATION

     No separate compensation is paid to the executive officers of the Company, all of whom are executive officers of Andover Bank and receive compensation as such.

I.  SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended December 31, 2000, 1999, and 1998, the cash compensation paid by Andover Bank, as well as the value of long-term compensation and other compensation, to the Named Executive Officers during 2000.

                                                                                LONG TERM
                                                                              COMPENSATION
                                           ANNUAL COMPENSATION(1)                 AWARDS
                                    -------------------------------------     -------------
NAME AND                                                                        SECURITIES           ALL OTHER
PRINCIPAL                                                                       UNDERLYING            COMPENSA-
POSITION                            YEAR          SALARY($)       BONUS($)       OPTIONS(#)          TION($)(2)
---------                           ----          ---------       --------      -----------          ----------
Gerald T. Mulligan,                 2000          $422,077        $80,000          6,500             $11,287 (3)
President and Chief                 1999          $383,769        $70,000          6,500             $ 8,500 (3)
Executive Officer of                1998          $342,692        $60,000         11,250             $ 9,805 (3)
Andover and Andover Bank

John R. Heerwagen,                  2000          $167,231        $52,000          5,500             $11,287 (4)
Senior Vice President of            1999          $156,769        $40,000          5,800             $ 8,413 (4)
Andover and Andover Bank            1998          $141,231        $24,000          5,625             $ 9,433 (4)

Michael J. Ecker,                   2000          $149,385        $58,000          5,500             $11,287 (5)
Senior Vice President of            1999          $140,922        $45,000          5,800             $ 8,352 (5)
Andover and Andover Bank            1998          $127,385        $32,000          5,625             $ 9,313 (5)

Raymond P. Smith,                   2000          $152,153        $45,000          5,500             $11,287 (6)
Senior Vice President of            1999          $139,692        $32,000          5,800             $ 8,217 (6)
Andover and Andover Bank            1998          $121,538        $16,000          5,625             $ 7,821 (6)

Joseph F. Casey,                    2000          $152,708        $42,000          5,500             $11,287 (7)
Chief Financial Officer             1999          $142,769        $32,000          5,800             $ 8,240 (7)
and Treasurer of Andover            1998          $127,385        $23,000          5,625             $ 8,754 (7)
and Andover Bank


(1) The amount of perquisites did not exceed 10% of salary and bonus as to any of the Named Executive Officers.

(2) Includes (i) Andover Bank's contributions to the tax exempt benefit plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, and (ii) the cash value of shares of the Common Stock acquired by the Employee Stock Ownership Plan ("ESOP") and allocated to the named party. Such cash value was determined by multiplying the number of shares of Common Stock so allocated by the closing price of Common Stock as reported by the Nasdaq National Market on the date of allocation of the shares to the employees' account. Such closing prices were $34.44 on December 29, 2000, $29.25 at October 29, 1999, and $31.25 at October 30,
     1998. The amount does not include the cash value of dividends declared in 2000 but paid in 2001.

(3) Includes (i) Andover Bank's contribution of $3,400, $2,007 and $2024 in 2000, 1999 and 1998, respectively, to Mr. Mulligan's 401(k) account, and
     (ii) the cash value of 229 shares, 222 shares and 249 shares, allocated to Mr. Mulligan under the ESOP, at December 29, 2000, October 29, 1999, and and October 30, 1998, respectively.

(4) Includes (i) Andover Bank's contribution of $3,400, $1,920 and $1,652 in 2000, 1999 and 1998, respectively, to Mr. Heerwagen's 401(k) account, and
     (ii) the cash value of 229 shares, 222 shares and 249 shares, allocated to Mr. Heerwagen under the ESOP, at December 29, 2000, October 29, 1999, and October 30, 1998, respectively.

(5) Includes (i) Andover Bank's contribution of $3,400, $1,859 and $1,594 in 2000, 1999 and 1998, respectively, to Mr. Ecker's 401(k) account, and (ii) the cash value of 229 shares, 222 shares and 247 shares, allocated to Mr. Ecker under the ESOP, at December 29, 2000, October 29, 1999, and October 30, 1998, respectively.

(6) Includes (i) Andover Bank's contribution of $3,400, $1,724 and $1,133 in 2000, 1999 and 1998, respectively, to Mr. Smith's 401(k) account, and (ii) the cash value of 229 shares, 222 shares and 214 shares allocated to Mr. Smith under the ESOP, at December 29, 2000, October 29, 1999, and October 30, 1998, respectively.

(7) Includes (i) Andover Bank's contribution of $3,400, $1,747 and $1,504 in 2000, 1999 and 1998, respectively, to Mr. Casey's 401(k) account, and (ii) the cash value of 229 shares, 222 shares and 232 shares, allocated to Mr. Casey under the ESOP, at December 29, 2000, October 29, 1999, and October 30, 1998, respectively.

II.  OPTION GRANTS TABLE

     Set forth below is a chart showing the option grants made to the Named Executive Officers during 2000. No stock appreciation rights ("SARs") have been granted.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES
                                                                                        OF STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                                   FOR OPTION TERM(1)
                    ----------------------------------------------------------------    ----------------------------
                                      PERCENT
                       NUMBER OF      OF TOTAL
                      SECURITIES      OPTIONS
                      UNDERLYING     GRANTED TO
                        OPTIONS     EMPLOYEES IN   EXERCISE OR BASE
NAME                 GRANTED(#)(2) FISCAL YEAR(3)     PRICE($/SH)     EXPIRATION DATE      5%($)          10%($)
----                 ------------- --------------  -----------------  ----------------     -----          ------

Gerald T. Mulligan      6,500           7.29%            $34.44         12/29/2010      $140,784.00     $356,775.00

John R. Heerwagen       5,500           6.17%            $34.44         12/29/2010      $119,125.00     $301,886.00

Michael J. Ecker        5,500           6.17%            $34.44         12/29/2010      $119,125.00     $301,886.00

Raymond P. Smith        5,500           6.17%            $34.44         12/29/2010      $119,125.00     $301,886.00

Joseph F. Casey         5,500           6.17%            $34.44         12/29/2010      $119,125.00     $301,886.00

(1) The amounts shown as potential realizable values are based on arbitrarily assumed annualized rates of appreciation of five percent and ten percent of the Common Stock over the full ten year term of the options, as required by applicable Securities and Exchange Commission regulations. No gain for the optionee is possible without an increase in the price of the Common Stock which will benefit all shareholders proportionately. Actual gains, if any, on options exercised are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

(2) The options are granted pursuant to the Andover Bancorp, Inc. 1995 Stock Incentive Plan and are immediately exercisable.

(3) Percentages are based on a total of 89,200 shares of Common Stock underlying all options granted to Directors and employees of the Company during 2000.

III.  OPTION EXERCISES AND YEAR-END TABLE

     Set forth below is a chart showing the aggregated exercised and unexercised options held by the Named Executive Officers during 2000.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUE AT DECEMBER 31, 2000

                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                 OPTIONS AT                  OPTIONS AT
                                                            DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)
                       SHARES ACQUIRED         VALUE            EXERCISABLE/                EXERCISABLE/
NAME                    ON EXERCISE(#)     REALIZED($)(1)       UNEXERCISABLE              UNEXERCISABLE(2)
----                   ---------------     --------------   ---------------------        -------------------

Gerald T. Mulligan          2,000             $31,240          210,518/3,000               $3,770,527/$58,070

John R. Heerwagen             -0-                 -0-           57,461/---                 $  805,323/---

Michael J. Ecker            2,000             $37,927           50,964/---                 $  644,579/---

Raymond P. Smith              -0-                 -0-           26,300/---                 $  114,727/---

Joseph F. Casey               -0-                 -0-           48,440/---                 $  612,063/---


(1) Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option.

(2) Value of unexercised, in-the-money options at December 31, 2000, is the difference between its exercise price and the fair market value of the underlying stock on December 31, 2000, which was $34.44 per share. These values have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not fully vested.

IV.  TERMINATION AGREEMENTS AND EMPLOYMENT AGREEMENT

     Andover and Andover Bank have entered into special termination agreements with Gerald T. Mulligan and each of the other Named Executive Officers, John R. Heerwagen, Michael J. Ecker, Raymond P. Smith and Joseph F. Casey. Each of these special termination agreements provides generally that if there is a change of control or merger of equals of Andover, and if, at any time during the two-year period following the transaction, the employment of the officer is terminated for any reason (other than death or for cause, under certain circumstances), then the officer would be entitled to receive a lump-sum payment in an amount equal to approximately three times his average annual compensation over the five previous years of his employment with Andover or Andover Bank (or such shorter period in which the officer was employed). For the purpose of these special termination agreements, a change of control or merger of equals will generally be deemed to have occurred (i) upon the acquisition by a person or group of persons of beneficial ownership of 25% or more of the Common Stock of Andover,
(ii) upon a majority of the Board of Directors of Andover no longer being comprised of incumbent directors for any reason, including a tender offer, proxy contest, merger or similar transaction, or (iii) as a result of certain business combinations, liquidations, or sale or other transactions as described in the agreements. In the case of Mr. Mulligan, in the event that he is entitled to receive benefits under both his special termination agreement and his employment agreement (described in the following paragraph), he would be required to elect benefits under one of the agreements only.

     Andover and Andover Bank have also entered into an employment agreement with Gerald T. Mulligan. The employment agreement provides that Mr. Mulligan's employment will continue for successive one-year periods from its May 16 anniversary date unless he is given at least six months' prior notice of its non-renewal. Under the employment agreement, if Mr. Mulligan's employment is terminated without cause (as defined in the agreement), Andover and Andover Bank will remain obligated to continue to provide to Mr. Mulligan the compensation and benefits specified in the agreement until its expiration date. If Mr. Mulligan's employment is terminated for cause, Andover and Andover Bank will not incur any continuing obligation to him under the Agreement.

V.  SHARE INVESTMENT PERFORMANCE

     The Securities and Exchange Commission requires Andover to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total return of (i) a broad based equity market index, and (ii) a published industry index or peer group. The following graph shows changes over the past five-year period in the value of $100 invested in: (a) Andover's Common Stock; (b) an industry peer group of twenty-four regional thrifts as provided by Advest, Inc.; and (c) the Standard and Poor's 500 Index.

     The Standard and Poor's 500 Index reflects the total return of a group of stocks in a cross-section of industries. All of these stocks have substantially larger market capitalizations than Andover. The Peer Group Index includes twenty-four thrift institutions located in New England selected by Advest, Inc. Some of these institutions have comparable market capitalizations to Andover, and some have smaller market capitalizations.

     Information about the indices has been obtained from sources believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by Andover. The year-end values of each investment are based on share price appreciation plus the reinvestment of dividends paid.

                       FIVE YEAR CUMULATIVE TOTAL RETURN
                       VALUE OF $100 INVESTED ON 12/31/95

-------------------------------------------------------------------------------------------------
                           1995         1996         1997         1998         1999         2000
-------------------------------------------------------------------------------------------------
S&P 500 Index            $100.00      $120.26      $157.56      $199.57      $238.54      $214.36
-------------------------------------------------------------------------------------------------
Industry Peer Group
Index                    $100.00      $130.05      $224.35      $167.36      $150.45      $175.04
-------------------------------------------------------------------------------------------------
Andover Bancorp, Inc.    $100.00      $148.92      $238.76      $261.96      $218.00      $277.25
-------------------------------------------------------------------------------------------------

     *The peer group consists of Abington Bancorp, Inc., Alliance Bancorp of New England, Inc., American Bank of Connecticut, Andover Bancorp, Inc., Bancorp Connecticut, Inc., Bay State Bancorp, Inc., BostonFed Bancorp, Inc., Brookline Bancorp, Inc. Central Bancorp, Inc., First Essex Bancorp, Inc., First Federal Savings and Loan of East Hartford, FIRSTFED AMERICA BANCORP, INC., Hingham Institution for Savings, Lawrence Savings Bank, MASSBANK Corp., Medford Bancorp, Inc., MetroWest Bank, New Hampshire Thrift Bancshares, Inc., NewMil Bancorp, Inc., Northeast Bancorp, Peoples Bancshares, Inc. Seacoast Financial Services Corporation, Warren Bancorp, Inc., and Woronoco Bancorp, Inc.

                        REPORT ON EXECUTIVE COMPENSATION

     Set forth below is a report that reflects the work of the Compensation and Option Committee, which is composed of Thomas F. Caffrey (Chairman), John E. Fenton, Jr., Irving E. Rogers, III, and Robert J. Scribner, all of whom are independent Directors. None of these non-employee Directors has any interlocking or other relationships with Andover that would call into question his independence as a committee member.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation and Option Committee's philosophy of executive compensation is (i) to provide competitive levels of compensation that integrate pay with the individual executive's performance and Andover's annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business initiatives and reward them for their achievement; (iii) to provide compensation opportunities and benefits which are comparable to those offered by other financial institutions, thus allowing Andover and Andover Bank to compete for and retain talented executives who are critical to Andover's long-term success; and (iv) to align the interests of key executives with the interests of shareholders in the enhancement of shareholder value through stock and stock option awards that can result in the ownership of Common Stock.

     At present, compensation of Andover's Chief Executive Officer and other executive officers is composed of the following elements: annual base salary, annual performance incentives in the form of cash bonuses, and long-term performance incentives in the form of stock option awards under Andover's Stock Incentive Plan. The Company provides executive officers with health, retirement and other benefits under plans that are generally available to Andover's employees.

     Each year the Compensation and Option Committee reviews the performance of the Chief Executive Officer and each other executive officer in light of the individual's and Andover's overall performance and any change in the responsibilities assumed by the executive officer. The specific measures of corporate performance that were evaluated by the Compensation and Option Committee in making compensation awards for fiscal 2000 were Andover Bank's overall profitability, the performance of Andover Bank's core banking business, and regulatory validation of strong fiscal performance.

ANNUAL SALARIES

     The annual base salaries for executives are intended to be competitive with other financial institutions in the Northeast. The Compensation and Option Committee reviews management's recommendations regarding annual salary, annual bonuses, and other benefits and incentives as part of its overall planning and submits its recommendations to the Andover Board. With respect to salaries and awards for executive officers, the Compensation and Option Committee also consults with the Chief Executive Officer.

INCENTIVE PROGRAM

     Andover's incentive compensation programs combine short-term incentives in the form of cash bonuses and stock-based long-term incentives in the form of awards of stock options and stock allocations. Annual bonuses are intended to recognize and reward individual contributions. Stock options align the interests of executives and shareholders by providing value to the executive when the Andover Common Stock price increases. Thus, stock option grants provide an incentive for the executive to manage Andover from the perspective of an owner with an equity stake in the Company. The stock option awards made in 2000 through the Stock Incentive Plan reflect Andover's commitment to this principle. Stock options are intended to reward officers for long-term appreciation in the value of Andover's Common Stock. Individual stock option awards are designed to be competitive with other financial institutions in the Northeast, but are also based upon the recipient's individual performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Gerald T. Mulligan's compensation for fiscal year 2000 consisted of his annual base salary, a cash bonus and an award of stock options. Mr. Mulligan's compensation was based upon Andover Bank's overall profitability and the performance of Andover Bank's core banking business. Andover Bank returned to profitability in 1992 and continued that trend with improved earnings through 2000. By focusing on strengthening Andover Bank's core banking business, Mr. Mulligan was instrumental in this return to consistent profitability and the record earnings achieved in 2000.

Compensation and Option Committee:     Thomas F. Caffrey, Chairman
                                       John E. Fenton, Jr.
                                       Irving E. Rogers, III
                                       Robert J. Scribner

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management of Andover and Andover Bank. As required by SAS 61, the Audit Committee has discussed required matters with KPMG LLP, the independent auditors. The Audit Committee has received the written disclosures and the letter from KPMG LLP which is required by the Independence Standards Board Standard No. 1 and has discussed with the independent auditors the auditors' independence. Based on the review and discussions above, the Audit Committee has recommended to the Andover Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the latest fiscal year for filing with the Securities and Exchange Commission. The Andover Board has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter which is included in this proxy statement as Exhibit A.

Audit Committee members:         Cornelius J. McCarthy, Chairman
                                 John P. Bachini
                                 Naomi A. Gardner
                                 Paul J. Donahue, Sr.
                                 Irving E. Rogers, III

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Andover Bancorp, Inc. for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, KPMG LLP:

     Audit Fees.................................................  $148,500
     Financial Information Systems Design and Implementation
       Fees.....................................................      ----
     All Other Fees.............................................   130,000(a)(b)
                                                                  --------
                                                                  $278,500
                                                                  ========

----------------------
(a) Includes fees for tax consulting and other non-audit services.
(b) The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining the principal accountant's independence.

                              CERTAIN TRANSACTIONS

     Certain of Andover's Directors and officers are at present, as in the past, customers of Andover Bank and from time to time have entered into transactions with Andover Bank in the ordinary course of business. In addition, certain of Andover's Directors are at present, as in the past, also directors, officers or shareholders of corporations or members of partnerships which are customers of Andover Bank and which have transactions with Andover Bank in the ordinary course of business. Such transactions with Directors and officers of Andover and with such corporations and partnerships are on such terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other features unfavorable to Andover Bank.

     During 1994, Andover Bank entered into an agreement with C.J. McCarthy Insurance Agency, Inc. for the purpose of providing personal insurance coverage, at the employee's option, to Andover Bank's employees through a payroll deduction program. Cornelius J. McCarthy, Chairman of C.J. McCarthy Insurance Agency, Inc., is a Director of Andover and Andover Bank. In addition, C.J. McCarthy Insurance Agency, Inc. provides Andover Bank with most of its commercial insurance coverage, which management believes is on substantially the same terms as comparable coverage with unaffiliated persons. The amounts paid by Andover to C.J. McCarthy Insurance Agency, Inc. in connection with such commercial insurance coverage totaled $179,391 in fiscal year 2000.

     Irving E. Rogers, III, Director of Andover and Andover Bank, is the General Manager and Publisher of the Eagle-Tribune, Publisher of the Andover Townsman, and Publisher of the Derry N.H. News, all of which are local newspapers. Andover Bank, in the normal course of business, advertises in local newspapers, including the Eagle-Tribune, the Andover Townsman, and the Derry N.H. News. The amounts paid by Andover to the Andover Townsman, Eagle-Tribune, and the Derry N.H. News totaled $163,335 in fiscal year 2000.

                                   PROPOSAL 2
                      APPROVAL OF 2001 STOCK INCENTIVE PLAN

PROPOSAL

     The Andover Board has adopted the 2001 Stock Incentive Plan (the "2001 Plan") for Directors, officers and employees of the Company and its subsidiaries, subject to the approval of the 2001 Plan by the stockholders.

     The 2001 Plan is administered by the Compensation and Option Committee of the Board of Directors (the "Committee"). The Committee, at its discretion, may grant stock options (both incentive options and non-qualified options) to officers and employees under the Plan. Pursuant to the Plan, Directors are eligible to receive an option to purchase 750 shares of common stock each year. In addition, Directors may choose to receive their fees in shares.

     Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of common stock that can be issued under the 2001 Plan is 328,000 shares of common stock. Based solely upon the closing price of our common stock as reported by NASDAQ on March 1, 2001, the maximum aggregate market value of the securities to be issued under the 2001 Plan would be $11,562,000. The shares issued by the Company under the 2001 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 2001 Plan do not vest or otherwise revert to the Company, the shares of common stock represented by such awards may be the subject of subsequent awards.

     To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), stock options with respect to no more than 40,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar-year period.

RECOMMENDATION

     The Andover Board believes that stock options can play an important role in the success of Andover by encouraging and enabling the officers and other employees of Andover and its subsidiaries upon whose judgment, initiative and efforts Andover largely depends for the successful conduct of its business to acquire a proprietary interest in Andover. The Andover Board anticipates that providing such persons with a direct stake in Andover will assure a closer identification of the interests of participants in the 2001 Plan with those of the Company, thereby stimulating their efforts on Andover's behalf and strengthening their desire to remain with Andover. However, under Andover's 1995 Stock Incentive Plan (the "1995 Plan"), there are only 15,000 shares remaining available for grant. The shares available under the 1995 Plan will be utilized prior to any grants under the 2001 Plan.

     The Andover Board believes that the proposed 2001 Plan will help Andover to achieve its goals by keeping Andover's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Andover Board believes that the 2001 Plan is in the best interests of Andover and its stockholders and recommends that the stockholders approve the 2001 Plan.

     THE BOARD RECOMMENDS THAT THE 2001 PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 2001 PLAN

     The following description of certain features of the 2001 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2001 Plan which is attached hereto as Exhibit B.

     PLAN ADMINISTRATION; ELIGIBILITY. The 2001 Plan may be administered by the Board or a Committee of not fewer than two non-employee directors.

     The Committee has full power to select, from among those eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2001 Plan.

     Persons eligible to participate in the 2001 Plan will be those employees and officers of Andover and its subsidiaries, as selected from time to time by the Committee. Directors of Andover who are not employed by Andover or its subsidiaries ("Independent Directors") will also be eligible for certain awards under the 2001 Plan.

     STOCK OPTIONS. The 2001 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the common stock on the date of grant.

     The term of each option will be fixed by the Committee and may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2001 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery (or attestation to the ownership) of shares of common stock which are not subject to any restrictions imposed by Andover and which have been held by the optionee for at least six months or which were purchased in the open market by the optionee. The exercise price may also be delivered to Andover by a broker pursuant to irrevocable instructions to the broker from the optionee.

     To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     GRANTS TO DIRECTORS. The 2001 Plan provides for the automatic grant of Non-Qualified Options to Independent Directors. Each Independent Director who is serving as a Director of Andover on the first Friday after each annual meeting of shareholders, beginning with the 2001 annual meeting, will automatically be granted on such day a Non-Qualified Option to acquire 750 shares of common stock. The exercise price of each such Non-Qualified Option is the fair market value of the common stock on the date of grant. Such Non-Qualified Option may not be exercised before six months after the date of grant. In addition, Directors may elect to receive their fees in common stock.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of Andover or similar event, the Committee, in its discretion, may provide for substitution or adjustments of outstanding options or may terminate all unvested options.

     AMENDMENTS AND TERMINATION. The Andover Board may at any time amend or discontinue the 2001 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, Plan amendments shall be subject to approval by Andover's stockholders if and to the extent determined by the Committee to be required by the Code to preserve the qualified status of Incentive Options or to ensure that compensation earned under Plan awards qualifies as performance-based compensation under Section 162(m) of the Code.

     CHANGE OF CONTROL PROVISIONS. The 2001 Plan provides that in the event of a "Change of Control" (as defined in the 2001 Plan) of Andover, all stock options will automatically become fully exercisable.

EFFECTIVE DATE OF 2001 PLAN

     The 2001 Plan will become effective upon the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. For purposes of the vote on the 2001 Plan, abstentions will have the same effect as votes against the 2001 Plan, but will count towards the presence of a quorum.

NEW PLAN BENEFITS

     Approximately 42 employees and Independent Directors are currently eligible to participate in the 2001 Plan. The table below shows the aggregate number of Non-Qualified Options that will be granted to Independent Directors in 2001, assuming approval of the 2001 Plan. Each Non-Qualified Option granted to an Independent Director will have an option exercise price equal to the fair market value of the common stock on the date of grant. The number of shares that may be granted to executive officers and non-executive officers is undeterminable at this time, as such grants are subject to the discretion of the Committee.

                      2001 STOCK OPTION AND INCENTIVE PLAN

                                                          NUMBER OF SHARES
             NAME AND POSITION                         UNDERLYING STOCK OPTION
             -----------------                         ------------------------

   INDEPENDENT DIRECTOR GROUP (9 PERSONS)                      6,750

INCENTIVE OPTIONS

     Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and Andover will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and Andover will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and Andover's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the employee.

     Special rules apply if an employee surrenders shares of common stock in payment of the exercise price of his Incentive Option.

     An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

NON-QUALIFIED OPTIONS

     There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the common stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. Andover will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares.

     Special rules apply if an optionee surrenders shares of common stock in payment of the exercise price of a Non-Qualified Option.

PARACHUTE PAYMENTS

     The vesting of any portion of any award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated award to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to Andover, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

                                   PROPOSAL 3
                      RATIFICATION OF INDEPENDENT AUDITORS

     The firm of KPMG LLP has been selected by the Andover Board to be the Company's independent auditors for the 2001 fiscal year. The firm of KPMG LLP, independent auditors, has audited the accounts of the Company for many years, and has wide experience in bank accounting and auditing. Neither the firm nor any of its partners has any direct or indirect financial interest in (other than as independent auditors) the Company or any of the Company's subsidiaries.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting. These representatives will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of KPMG LLP as the independent auditors of the Company for the 2001 fiscal year. Should the selection of KPMG LLP as independent auditors of the Company not be ratified by the shareholders, the Board will reconsider the matter.

     THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

                      PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of February 15, 2001 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Executive Officers, and
(iv) all of the Company's executive officers and Directors as a group.

                                                                    SHARES
                                                                 BENEFICIALLY       PERCENT OF
DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5% SHAREHOLDERS             OWNED(1)         CLASS(2)
-------------------------------------------------------          ------------       ----------

Private Capital Management, Inc.................................. 657,431  (3)        9.82%
Dimensional Fund Advisors, Inc................................... 352,700  (4)        5.27%
Banc Funds....................................................... 271,000  (5)        4.22%
John P. Bachini..................................................     575  (6)          *
Thomas F. Caffrey................................................  12,607  (7)          *
Paul J. Donahue, Sr..............................................   4,950  (8)          *
Clifford E. Elias................................................  42,038  (9)          *
John E. Fenton, Jr...............................................   3,900 (10)          *
Naomi A. Gardner.................................................  12,016 (11)          *
Frank D. Goldstein...............................................  28,234 (12)          *
Cornelius J. McCarthy............................................  12,493 (13)          *
Irving E. Rogers, III............................................   3,400 (14)          *
Robert J. Scribner...............................................  19,500 (15)          *
Fred P. Shaheen..................................................  28,601 (16)          *
Gerald T. Mulligan............................................... 308,768 (17)        4.48%
John R. Heerwagen................................................  72,105 (18)        1.07%
Michael J. Ecker.................................................  65,539 (19)          *
Raymond P. Smith.................................................  27,621 (20)          *
Joseph F. Casey..................................................  54,911 (21)          *

All Directors, Named Executive Officers and executive
officers of Andover and Andover Bank
as a group (19 persons).......................................... 825,110 (22)       11.44%
-----------------------------------------------------------------------------------------------

*Less than 1%

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting power or investment power with respect to such shares, or has the right to acquire beneficial ownership of such shares at any time within 60 days of February 15, 2001.

(2) Computed on the basis of 6,692,880 outstanding shares, except that in the case of individuals whose beneficial ownership includes shares for which such individual has the right to acquire under options granted. The computation includes such shares as outstanding shares.

(3) The address of Private Capital Management, Inc. is 3003 Tamiami Trail North, Naples, Florida 34103. The Company has relied upon information set forth in the Schedule 13G dated February 14, 2001.

(4) The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90461. The Company has relied upon information set forth in the Schedule 13G dated February 2, 2001.

 (5) The address of Banc Funds is 208 South LaSalle Street, Suite 200, Chicago, Illinois 60604. The Company has relied upon information set forth in the
     Schedule 13D filed July 11, 1996 with the Securities and Exchange Commission. The Company believes this does not reflect shares issued pursuant to the six for five stock split declared on October 17, 1996, nor the five for four stock split declared on April 23, 1998.

 (6) Includes 500 shares which Mr. Bachini has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

 (7) Includes 4,176 shares owned by certain of Mr. Caffrey's family members, as to which Mr. Caffrey disclaims beneficial ownership, and 107 shares owned by a professional corporation. Also includes 3,750 shares which Mr. Caffrey has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

 (8) Includes 3,000 shares which Mr. Donahue has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

 (9) Includes 15,000 shares beneficially owned by a trust of which Mr. Elias is a trustee and shares voting and investment power and 7,991 shares owned by his wife, as to which Mr. Elias disclaims beneficial ownership. Also includes 2,250 shares which Mr. Elias has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(10) Includes 3,000 shares which Mr. Fenton has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(11) Includes 6,510 shares owned by Mrs. Gardner's spouse as to which Mrs. Gardner disclaims beneficial ownership. Also includes 3,750 shares which Mrs. Gardner has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(12) Includes 5,235 shares owned by certain members of Mr. Goldstein's family, as to which Mr. Goldstein disclaims beneficial ownership. Also includes 3,000 shares which Mr. Goldstein has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(13) Includes 8,511 shares owned by the retirement trust of C.J. McCarthy Insurance Agency, of which Mr. McCarthy is trustee and has sole voting and investment power. Also includes 3,750 shares which Mr. McCarthy has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(14) Includes 1,625 shares which Mr. Rogers has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(15) Includes 2,250 shares which Mr. Scribner has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(16) Includes 22,425 shares owned by Shaheen Brothers, Inc., of which Mr. Shaheen is Treasurer and 50% owner and shares voting and investment power with his partner. Also includes 3,750 shares which Mr. Shaheen has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.

(17) Includes 205,018 shares which Mr. Mulligan has the right to acquire under options previously granted pursuant to Andover's Stock Incentive Plan and 21,696 owned by his wife. Also includes 5,403 shares allocated to Mr. Mulligan's account under the Andover Bank Employee Stock Ownership Plan ("ESOP") as to which he may direct the vote.

(18) Includes 55,461 shares which Mr. Heerwagen has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan. Also includes 3,929 shares allocated to Mr. Heerwagen's account under the ESOP as to which he may direct the vote.

(19) Includes 50,964 shares which Mr. Ecker has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan. Also includes 3,875 shares allocated to Mr. Ecker's account under the ESOP as to which he may direct the vote. Also includes 450 shares owned by one of Mr. Ecker`s family members.

(20) Includes 26,300 shares which Mr. Smith has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan. Also includes 1,321 shares allocated to Mr. Smith's account under the ESOP as to which he may direct the vote.

(21) Includes 48,440 shares which Mr. Casey has the right to acquire under options granted pursuant to Andover's Stock Incentive Plan. Also includes 4,471 shares allocated to Mr. Casey's account under the ESOP as to which he may direct the vote.

(22) Includes a total of 27,313 shares allocated to the accounts of Named Executive Officers and all other executive officers under the ESOP as to which he or she may direct the vote. Also includes a total of 515,808 shares which the Directors, Named Executive Officers and all other executive officers have the right to acquire under options granted pursuant to Andover's Stock Incentive Plan.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's Directors, executive officers and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities and Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

     Based solely on a review of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2000, no person who was a Director, executive officer or greater than 10% beneficial owner of the Company's Common Stock failed to file on a timely basis any reports required by Section 16(a).

           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of shareholders intended to be presented at Andover's 2002 Annual Meeting must be received in writing by Andover at its principal executive offices on or before November 23, 2001, for inclusion in Andover's proxy statement and form of proxy for that meeting.

     In addition, Andover's By-laws provide that any Director nominations and new matters submitted by shareholders must be filed with the Secretary of Andover at least 60 days, but not more than 150 days, prior to the date of the scheduled annual meeting, and that no other nominations or proposals by shareholders shall be acted upon at the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

     Any such proposals should be mailed to: Secretary, Andover Bancorp, Inc., 61 Main Street, Andover, Massachusetts 01810.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Shareholders. However, if further business is properly presented, the persons named as proxies in the accompanying proxy will vote such proxy in their discretion.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DESIRE TO VOTE YOUR STOCK IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

Andover, Massachusetts
March 19, 2001

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER


GENERAL STATEMENT OF PURPOSE

     On behalf of the Board of Directors (the "Board") of Andover Bancorp, Inc. (the "Company"), the Audit Committee oversees the participation by management, the Director and Department of Internal Audit, and the independent external auditor, in the Company's financial reporting process. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and financial reporting process, as well as the independence of the Company's independent external auditor.

COMMITTEE'S ACTIVITIES

     1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     2. With management, discuss the selection, evaluation, and replacement or continuance of the independent auditor. On an annual basis, recommend to the Board the selection of the independent auditor. The Board's selection is subject to ratification by the stockholders.

     3. With management and its independent auditor, review the overall audit plan, including the scope of services planned for the annual audit. Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and, based on such discussion, take, or recommend that the Board take, appropriate action to ensure the independence of the independent auditor.

     4. With management (including the Company's Chief Financial Officer) and the independent auditor, review and discuss the Company's annual audited financial statements, including any significant reporting issues in connection with the preparation of such audited financial statements.

     5. With the independent auditor (if the Audit Committee deems it appropriate, outside of the presence of management), review and discuss how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, as such responsibilities are codified in Section 10A of the Securities Exchange Act of 1934, as amended.

     6. With the independent auditor (if the Audit Committee deems it appropriate, outside of the presence of management), review and discuss any problems or difficulties that the independent auditor may have encountered with management or others. This review shall include considering any difficulties encountered by the independent auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information.

     7. With management and its independent auditor, review significant accounting policies, and audit conclusions regarding significant accounting estimates, and the quality of the Company's accounting principles.

     8. With management and its independent auditor, review the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

     9. With the independent auditor, discuss any issues raised pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

     10. With the independent auditor, review and discuss any management letter provided by the independent auditor and the Company's response to that letter.

     11. Oversee the internal audit function. Review the internal audit plan annually. Meet with the Director of Internal Audit (if the Audit Committee deems it appropriate, outside of the presence of management) on a quarterly basis to review the scope and results of the audits performed by the internal audit department and management's responses to internal audit reports. The Audit Committee will review and approve the selection, performance reviews, and compensation for the Director of Internal Audit.

     12. In connection with the Company's unaudited quarterly financial statements, review and discuss with management and the independent auditor any issues raised pursuant to Statement on Auditing Standards No. 71.

     13. Report quarterly to the full Board on the activities and recommendations of the Committee.

     14. Based on the review and discussions (i) with management, of the audited financial statements, (ii) with the independent auditor, of the matters required to be discussed by SAS 61, and (iii) with the independent auditor, concerning the independent auditor's independence, make a recommendation to the full Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

     15. Prepare the Audit Committee report required by Item 306 or Regulation S-K of the Securities Exchange Act of 1934 to be included in the Company's annual proxy statement.

     16. The Audit Committee may be requested by the Board to review or investigate, activities of the Company or its employees, and to perform such other oversight functions.

     17. The Audit Committee shall have the authority to retain special legal, accounting or other experts, advisors or professionals to render advice to the Audit Committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

     18. Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management of the Company, the Director of Internal Audit and, to the extent of the independent auditor's responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

COMMITTEE'S OPERATION

     The Audit Committee of Andover Bancorp, Inc. shall meet quarterly and more frequently as desired or necessary. The Chairman of the Committee or Senior Management of the Company may call special meetings as the need arises. The minutes of Audit Committee meetings shall be made available to the Board of Directors.

COMMITTEE'S COMPOSITION

     1. The Audit Committee of the Company will be comprised of independent directors, each of whom must meet certain financial literacy requirements. At least one member must also meet certain additional requirements with respect to accounting or financial management expertise. The Board of Directors will make the determination of whether a director meets these requirements by application of the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and by application of applicable FDIC regulations. The Board of Directors will review existing and potential Committee members annually, or whenever a change in members occurs, to determine that they meet the foregoing requirements.

     2. The Audit Committee of the Company will be comprised of a Chairman and at least two additional members.

     3. Committee members will be elected for four-year terms subject to annual review by the Board and reelection as a director.

                                    EXHIBIT B

                              ANDOVER BANCORP, INC.
                            2001 STOCK INCENTIVE PLAN

1.   PURPOSE

     The name of the plan is the Andover Bancorp, Inc. 2001 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the directors, officers and employees of Andover Bancorp, Inc. (the "Company") or its Subsidiaries (as hereinafter defined), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("Non-Qualified Options" and together with the Incentive Options, the "Options") and, in certain cases, awards of shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") under the Plan. The term "Optionees" as used herein means the persons to whom options are granted pursuant to the terms of the Plan. The term "Subsidiaries" includes Andover Bank (the "Bank") and any other banking institution, corporation or entity in which stock or other securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities is owned directly or indirectly by the Company.

2.   OPTIONS TO BE GRANTED AND ADMINISTRATION

     (a) Options granted under the Plan may be either Incentive Options or Non-Qualified Options.

     (b) The Plan shall be administered by a committee (the "Committee") of not less than two directors of the Company appointed by the Board of Directors of the Company. It is the intention of the Company that each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Action by the Committee shall require the affirmative vote of a majority of all its members.

     (c) Subject to the terms and conditions of the Plan, the Committee shall have the power:

          (i) To determine from time to time the options to be granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of each option granted under the Plan to such persons;

          (ii) To construe and interpret the Plan and options granted thereunder and to establish, amend and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and Optionees; and

          (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

3.   STOCK

     (a) The stock subject to the options granted under the Plan and available for award pursuant to the terms hereof may be shares of the Company's authorized but unissued Common Stock, or shares of Common Stock reacquired by the Company. Options may be granted and awards of shares of Common Stock may be made under the Plan for up to 328,000 shares of Common Stock (which number is subject to adjustment as provided in Section 9 hereof).

     (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

     (c) No more than 40,000 shares of Common Stock may be granted to any one individual optionee during any one calendar year period (which number is subject to adjustment as provided in Section 9 hereof).

     (d) No Incentive Options may be granted under the Plan after February 9, 2011.

4.   DIRECTORS' FORMULA OPTION GRANTS

     Options shall be granted under this Section 4 only to members of the Board of Directors of the Company and the Bank who are not officers or employees of the Corporation or any of its Subsidiaries (each, an "Eligible Director").

     (a) Awards. An option under which a total of 750 shares of Common Stock may be acquired shall be granted, commencing with the 2001 Annual Meeting of Stockholders, on the Friday following the annual meeting of the stockholders of the Company to each Eligible Director who is an incumbent member of the Board on that date. In the event the aggregate number of shares of Common Stock authorized to be awarded under this Section 4 is insufficient to make such awards in full, each Eligible Director shall be awarded options to acquire a pro-rated portion of the available shares.

     (b) Limitations ON AWARDS. Notwithstanding the foregoing provisions of this
Section 4, no Eligible Director shall be eligible to receive any option under this Section 4, if at the date of grant of such option such person beneficially owns in excess of ten percent of the outstanding Common Stock of the Company.

     (c) Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option granted under this Section 4 shall expire on the tenth anniversary of the date on which the option was granted, or, if earlier, on the date the Optionee ceases to be a director of the Company for any reason other than death, permanent disability or resignation.

     (d) Exercise.

          (i) Each option shall be exercisable, in whole or in part, and in one or more installments, at any time after six months from the date the option is granted, but not later than the date the option expires.

          (ii) In the event of death, permanent disability, or resignation, the option may be exercised by the Optionee (or, if he is not living, by his heirs, legatees or legal representatives) during its specified term within one year of the date of death, disability or resignation.

          (iii) In the event of a Change in Control of the Corporation (as defined in Section 7(d) below), all options outstanding as of the date of such Change in Control shall become immediately exercisable.

5.   ELIGIBILITY FOR DISCRETIONARY OPTION GRANTS

     (a) Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Non-Qualified Options may be granted to officers and other employees of the Company or its Subsidiaries.

     (b) No person shall be eligible to receive any option under this Section 5 of the Plan, if at the date of grant such person beneficially owns in excess of ten percent of the outstanding Common Stock of the Company.

     (c) No person shall be eligible to receive Incentive Options to the extent that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual (under all such plans of the individual's employer corporation and its parent and subsidiary corporations under Section 424 of the Code) during any calendar year shall exceed $100,000. Any option granted in excess of the foregoing limitations shall be designated as being a Non-qualified Option.

6.   TERMS OF THE DISCRETIONARY OPTION AGREEMENTS

     Each option granted pursuant to Section 5 shall be the subject of an option agreement containing such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     (a) Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted.

     (b) Vesting, Exercise and Termination of Employment.

          (i) Each option shall become vested and exercisable in such installments (which need not be equal) and at such times as designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

          (ii) In the event of a Change in Control of the Company (as defined in Section 7(d) below), all options outstanding as of the date of such Change in Control shall become immediately exercisable in full, notwithstanding any vesting or other provisions of the option agreement.

          (iii) The Committee may in its discretion specify, at the time an option is granted under the Plan or otherwise, a period or periods within which such option may be exercised following retirement of the Optionee or termination of the Optionee's employment with the Company or its Subsidiaries for any reason.

7.   RULES GOVERNING OPTIONS

     (a) Minimum Shares Exercisable. The minimum number of shares with respect to which an option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the option at the time.

     (b) Purchase Price. The purchase price per share of Common Stock under each option shall be the fair market value of the Common Stock on the date the option is granted. For the purposes of the Plan, the fair market value of the Common Stock on such date shall be determined in good faith by the Committee; provided, however, that if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or market for such date or, if no sales were reported, for the last date preceding such date for which a sale was reported.

     (c) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until
(i) the option shall have been exercised pursuant to the terms thereof, (ii) the Corporation shall have issued and delivered the shares to the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (d) Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Company would be required to report in response to Item 1 of Form 8-K promulgated under the 1934 Act, or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes or (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company, and in the case of either (i) or (ii) above, the Board of Directors of the Company has not consented to such event by a two-thirds vote of all of the members of the Board of Directors then in office adopted prior to such event. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, persons who were directors of the Company before such transaction cease to constitute a majority of the Board of Directors of the Company or of any successor institution.

     (e) Transfer. No options shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Options may be exercised during the Optionee's lifetime only by the Optionee, his or her guardian or legal representative.

     (f) Subject to compliance with the Plan and the option agreement, any option granted under the Plan may be exercised by the Optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

     (g) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either (i) in cash, check or other instrument acceptable to the Company equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) if authorized by the applicable option agreement, in shares of Common Stock of the Company that have been beneficially owned by Optionee for at least six months having a fair market value on the date of exercise, determined as provided in Section 7(b) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock. In addition, payment for the shares of Common Stock may be made by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver to the Company the Total Option Price in cash or by check or other instrument acceptable to the Company; provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

     The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon receipt by the Company of the Total Option Price for such shares and the fulfillment of any other applicable requirements (including payment of any amount of taxes required to be withheld by the Company pursuant to any applicable law).

8.   DIRECTORS' STOCK AWARDS

     An Eligible Director may, pursuant to an irrevocable written election at least six months before directors' fees would otherwise be paid, receive all or a portion of such fees (including annual, per meeting and committee fees or retainers) in shares of Common Stock, valued at fair market value (as determined by the Committee in accordance with Section 7(b)) on the date the directors' fees would otherwise be paid.

9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, in the number, kind and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change, in the limitation of grant of Stock Options under Section 3(c) and in the Directors' formula option grants under Section 4(a). In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

     (b) The Committee shall have the discretion and power in the case of any event specified in Section 10(a) to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified herein.

     (c) Adjustments under this Section 10 shall be determined by the Committee and such determination shall be conclusive.

10.  EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Company to another entity, the Plan and the options issued hereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 9. In the event of such termination, all outstanding options under the Plan shall be exercisable in full for at least fifteen (15) days prior to the date of such termination whether or not otherwise exercisable during such period.

11.  TAX WITHHOLDING

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of any award or grant hereunder or of any shares issued upon the exercise of any option granted hereunder, first becomes includable in the gross income of the participant for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income.

     (b) Payment in Shares. A participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (I) authorizing the Company to withhold from shares to be issued to the participant a number of shares with an aggregate fair market value (determined by the Committee in accordance with Section 7(b) as of the date the withholding is effected) that would satisfy the minimum required tax withholding amount due, or (ii) transferring to the Company shares owned by the participant with an aggregate fair market value (determined by the Committee in accordance with Section 7(b) as of the date the withholding is effected) that would satisfy the minimum required tax withholding amount due.

12.  AMENDMENT OF THE PLAN

     The Board of Directors of the Company may amend the Plan at any time, and from time to time, subject to any required regulatory approval and to the limitation that, except as provided in Sections 9 and 10 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

     (a) increase the number of shares of Common Stock as to which options may be granted or shares may be awarded under the Plan;

     (b) change in substance Section 4 and 5 hereof relating to eligibility to participate in the Plan;

     (c) ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code; or

     (d) ensure that compensation earned pursuant to option exercises qualifies as performance-based awards under Section 162(m) of the Code.

     Except as provided in Sections 9 and 10 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

13.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors of the Company nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. The Plan or the granting of options or awarding of shares thereunder shall not be deemed to confer upon any employee of the Company or its Subsidiaries any right to continued employment.

14.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a) The obligation (if any) of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan and to award shares under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals from governmental agencies as may be deemed necessary or appropriate by the Committee.

     (b) The Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.

15.  EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective on February 9, 2001; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No shares of Common Stock may be awarded in lieu of directors' fees prior to such stockholder approval. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

                                                                        0685PS01

ZABI3B                            DETACH HERE

                                     PROXY

                             ANDOVER BANCORP, INC.

                                 61 MAIN STREET

                          ANDOVER, MASSACHUSETTS 01810

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Gerald T. Mulligan and Joseph F. Casey, and each of them, as Proxies of the undersigned, each with full power to appoint his substitute. The undersigned hereby authorizes each of the Proxies (each having full power to act without the other) to represent and to vote (as designated herein) all shares of Common Stock of Andover Bancorp, Inc. ("Andover") held of record by the undersigned at the close of business on March 1, 2001, at the Annual Meeting of Shareholders to be held at the Andover Town House, 20 Main Street, Andover, Massachusetts on April 26, 2001 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION TO ANDOVER'S BOARD OF DIRECTORS OF THE THREE NOMINEES SET FORTH ON THE REVERSE SIDE (PROPOSAL 1), (ii) FOR THE APPROVAL OF THE ANDOVER BANCORP, INC. 2001 STOCK INCENTIVE PLAN (THE "2001" STOCK INCENTIVE PLAN") (PROPOSAL 2), (iii) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS ANDOVER'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001 (PROPOSAL 3) AND (iv), IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES, AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Except if voted by telephone or over the Internet, shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

-----------                                                          -----------
SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

ANDOVER BANCORP, INC.

  c/o EquiServe
  P.O. Box 9398
  Boston, MA 02205-9398

-----------------                                      ----------------
VOTE BY TELEPHONE                                      VOTE BY INTERNET
-----------------                                      ----------------

It's fast, convenient, and immediate!                  It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                   confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

-----------------------------------------------        ---------------------------------------------------
Follow these four easy steps:                          Follow these four easy steps:

1. Read the accompanying Proxy Statement and           1. Read the accompanying Proxy Statement and
   Proxy Card.                                            Proxy Card.

2. Call the toll-free number                           2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).                       http://www.eproxyvote.com/andb

3. Enter your 14-digit Voter Control Number            3. Enter your 14-digit Voter Control Number
   located on your Proxy Card above your name.            located on your Proxy Card above your name.

4. Follow the recorded instructions.                   4.Follow the instructions provided.

YOUR VOTE IS IMPORTANT!                                YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE to vote anytime prior to           Go to http://www.eproxyvote.com/andb to vote
3:00 p.m. on April 25, 2001.                           anytime prior to 3:00 p.m. on April 25, 2001.
-----------------------------------------------        ---------------------------------------------------

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE
[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND RELATED PROXY STATEMENT AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

1.  Proposal to elect (01) Paul J. Donahue Sr., (02) Naomi A. Gardner, and
    (03) Irving E. Rogers, III as Class II Directors to serve until the 2004 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

                   [ ]  FOR            [ ]   WITHHELD
                        ALL                  FROM ALL
                      NOMINEES               NOMINEES

    [ ]_________________________________________________________
         For nominees except as noted above

                                                   FOR     AGAINST    ABSTAIN
2.  Proposal to approve the Andover                [ ]       [ ]        [ ]
    Bancorp, Inc. 2001 Stock Incentive Plan
    (the "2001" Stock Incentive Plan").

3.  Proposal to ratify the appointment of          [ ]       [ ]        [ ]
    KPMG LLP as Andover's independent
    auditors for the current fiscal year
    ending December 31, 2001.

4. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]


PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE
ENCLOSED ENVELOPE.

When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.


Signature:______________  Date:________ Signature:_______________ Date:_________